Exhibit 32.1
Certifications by the Principal Executive Officer and Principal Financial Officer of Registrant Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Each of the undersigned hereby certifies, in his capacity as an officer of QuidelOrtho Corporation, a Delaware corporation (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•the Company’s Quarterly Report on Form 10-Q for the period ended October 1, 2023 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
•the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 1, 2023

/s/ DOUGLAS C. BRYANT
Douglas C. Bryant
President and Chief Executive Officer
(Principal Executive Officer)

/s/ JOSEPH M. BUSKY
Joseph M. Busky
Chief Financial Officer
(Principal Financial Officer)